Exhibit 5.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO RIYADH SAN FRANCISCO WASHINGTON

October 25, 2017

Carrizo Oil & Gas, Inc.

500 Dallas Street, Suite 2300

Houston, Texas 77002

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), Bandelier Pipeline Holding, LLC, a Delaware limited liability company (“Bandelier”), Carrizo (Eagle Ford) LLC, a Delaware limited liability company (“Eagle Ford LLC”), Carrizo (Marcellus) LLC, a Delaware limited liability company (“Marcellus LLC”), Carrizo (Marcellus) WV LLC, a Delaware limited liability company (“Marcellus WV LLC”), Carrizo (Niobrara) LLC, a Delaware limited liability company (“Niobrara LLC”), Carrizo (Permian) LLC, a Delaware limited liability company (“Permian LLC”), Carrizo (Utica) LLC, a Delaware limited liability company (“Utica LLC”), Carrizo Marcellus Holding Inc., a Delaware corporation (“Marcellus Holding”), CLLR, Inc., a Delaware corporation (“CLLR”), Hondo Pipeline, Inc., a Delaware corporation (“Hondo Pipeline”), and Mescalero Pipeline, LLC, a Delaware limited liability company (“Mescalero,” and together with Bandelier, Eagle Ford LLC, Marcellus LLC, Marcellus WV LLC, Niobrara LLC, Permian LLC, Utica LLC, Marcellus Holding, CLLR and Hondo Pipeline, the “Subsidiary Guarantors”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering of securities that may be issued and sold by the Company and the Subsidiary Guarantors and shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) that may be sold by selling shareholders to be identified in supplements to the prospectus contained in the Registration Statement (the “Selling Shareholders”) from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with such securities are being passed upon for you by us. Such securities include: (i) unsecured debt securities of the Company (the “Debt Securities”), (ii) guarantees of the Debt Securities (the “Subsidiary Guarantees”) by the Subsidiary Guarantors, (iii) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), (iv) shares of Common Stock, (v) warrants to purchase any combination of Debt Securities, Preferred Stock, Common Stock, Depositary Shares (as defined below) and Share Purchase Contracts (as defined below) (the “Warrants”), (vi) depositary shares of the Company representing Preferred Stock (the “Depositary Shares”), (vii) share purchase contracts of the Company with regard to Preferred Stock, Common Stock or other securities of the Company (the “Share Purchase

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Contracts”) and (viii) units consisting of any combination of the Debt Securities, Subsidiary Guarantees, Preferred Stock, Common Stock, Warrants, Depositary Shares or Share Purchase Contracts (the “Units,” and together with the Debt Securities, Subsidiary Guarantees, Preferred Stock, Common Stock, Warrants, Depositary Shares and Share Purchase Contracts, the “Securities”). At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of (i) the Amended and Restated Articles of Incorporation of the Company, as amended to date, and the Amended and Restated Bylaws of the Company, as amended to date (collectively, the “Charter Documents”), (ii) the Certificate of Incorporation and the Bylaws of each of CLLR, Hondo Pipeline and Marcellus Holding, each as amended to date, and the Certificate of Formation and Limited Liability Company Agreement of each of Bandelier, Eagle Ford LLC, Marcellus LLC, Marcellus WV LLC, Niobrara LLC, Permian LLC, Utica LLC and Mescalero, each as amended to date, (iii) the Indenture dated as of May 28, 2008 among the Company, the Subsidiary Guarantors, as potential subsidiary guarantors, and Wells Fargo Bank, National Association, as trustee, as supplemented and amended by (A) a First Supplemental Indenture thereto, dated as of May 28, 2008 (“First Supplemental Indenture”), (B) a Second Supplemental Indenture thereto, dated as of May 14, 2009 (“Second Supplemental Indenture”), (C) a Third Supplemental Indenture thereto, dated as of October 19, 2009 (“Third Supplemental Indenture”), (D) a Fourth Supplemental Indenture thereto, dated as of November 2, 2010 (“Fourth Supplemental Indenture”), (E) a Fifth Supplemental Indenture thereto, dated as of November 2, 2010 (“Fifth Supplemental Indenture”), (F) a Sixth Supplemental Indenture thereto, dated as of May 4, 2011 (“Sixth Supplemental Indenture”), (G) a Seventh Supplemental Indenture thereto, dated as of May 4, 2011 (“Seventh Supplemental Indenture”), (H) an Eighth Supplemental Indenture thereto, dated as of August 5, 2011 (“Eighth Supplemental Indenture”), (I) an Officers’ Certificate of the Company, dated as of November 17, 2011 (the “2011 Officers’ Certificate”), (J) a Ninth Supplemental Indenture thereto, dated as of August 5, 2011 (“Ninth Supplemental Indenture”), (K) a Tenth Supplemental Indenture thereto, dated as of September 10, 2012 (“Tenth Supplemental Indenture”), (L) an Eleventh Supplemental Indenture thereto, dated as of November 6, 2012 (“Eleventh Supplemental Indenture”), (M) a Twelfth Supplemental Indenture thereto, dated as of November 6, 2012 (“Twelfth Supplemental Indenture”), (N) a Thirteenth Supplemental Indenture thereto, dated as of November 6, 2012 (“Thirteenth Supplemental Indenture”), (O) a Fourteenth Supplemental Indenture thereto, dated as of November 6, 2012 (“Fourteenth Supplemental Indenture”), (P) a Fifteenth Supplemental Indenture thereto, dated as of October 30, 2014 (“Fifteenth Supplemental Indenture”), (Q) an Officers’ Certificate of the Company, dated as of February 23, 2015 (the “2015 Officers’ Certificate”), (R) a Sixteenth Supplemental Indenture thereto, dated as of April 28, 2015 (“Sixteenth Supplemental Indenture”), (S) a Seventeenth Supplemental Indenture thereto, dated as of May 20, 2015 (“Seventeenth Supplemental Indenture”), (T) an Eighteenth Supplemental Indenture thereto, dated as of May 20, 2015 (“Eighteenth Supplemental Indenture”), (U) a Nineteenth Supplemental Indenture thereto, dated as of May 20, 2015 (“Nineteenth Supplemental Indenture”), and (V) a Twentieth Supplemental Indenture thereto, dated as of July 14, 2017 (“Twentieth Supplemental

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Indenture”) (such Indenture, as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the 2011 Officers’ Certificate, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, the 2015 Officers’ Certificate, the Sixteenth Supplemental Indenture, the Seventeenth Supplemental Indenture, the Eighteenth Supplemental Indenture, the Nineteenth Supplemental Indenture and the Twentieth Supplemental Indenture, the “Senior Debt Indenture”), (iv) the Form of Subordinated Indenture, in the form filed as an exhibit to the Registration Statement (the “Subordinated Debt Indenture”), (v) the originals, or copies certified or otherwise identified, of corporate records of the Company and the Subsidiary Guarantors and (vi) certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed.

In giving the opinions below, we have relied, to the extent we deemed proper, without independent investigation, upon certificates, statements and other representations of officers and other representatives of the Company and of governmental and public officials with respect to the accuracy and completeness of the material factual matters contained therein or covered thereby, and we have assumed, without independent investigation, that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and complete, that all documents submitted to us as certified or photostatic copies are true and correct copies of the originals thereof and such original copies are authentic and that all information submitted to us is accurate and complete.

In connection with this opinion, we also have assumed that:

(i) the Registration Statement, and any amendments thereto (including any post-effective amendments), will have become effective under the Act;

(ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(iii) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement;

(iv) the Board of Directors of the Company or, to the extent permitted by the Texas Business Organizations Code and the Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter referred to as the “Board”) will have taken all necessary corporate action to authorize the issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and the issuance and sale of such Securities and related matters;

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(v) a definitive purchase, underwriting or similar agreement with respect to any Securities being offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto (each, a “Purchase Agreement”);

(vi) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

(vii) all Securities, and any certificates in respect thereof, will be delivered either (a) in accordance with the provisions of the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board, if any;

(viii) in the case of shares of Common Stock or Preferred Stock to be issued by the Company, (a) certificates representing such shares will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents; (b) there will be sufficient shares of Common Stock or Preferred Stock authorized under the Charter Documents and not otherwise issued or reserved for issuance; and (c) the purchase price therefor payable to the Company or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise will not be less than the par value of such shares, in the case of shares of Common Stock, or the purchase price or consideration, as the case may be, as approved by the Board with respect to such issuance, in the case of shares of Preferred Stock;

(ix) in the case of shares of Common Stock or Preferred Stock to be sold by the Selling Shareholders, (a) certificates representing such shares will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents; (b) there will be sufficient shares of Common Stock or Preferred Stock authorized under the Charter Documents and not otherwise issued or reserved for issuance; and (c) the purchase price therefor paid to the Company by the Selling Shareholders, or the original purchaser of such shares, will not be less than the par value of such shares, or any purchase price or consideration, as the case may be, as approved by the Board with respect to such issuance;

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(x) in the case of shares of Preferred Stock of any series, the Board will have taken all necessary corporate action to approve and establish the terms of such series, to approve the issuance thereof and the terms of the offering and related matters, including the adoption of a resolution specifying the designations, limitations and relative rights of such series (a “Resolution”), and such Resolution and the related statement will have been filed with the Secretary of State of the State of Texas;

(xi) in the case of Warrants, (a) the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto; (b) such Warrants and such warrant agreement will be governed by the laws of the State of New York; (c) such warrant agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company; (d) neither such Warrants nor such warrant agreement will include any provision that is unenforceable; and (e) such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such warrant agreement and the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein;

(xii) in the case of Depositary Shares, (a) the Board will have taken all necessary corporate action to establish the terms of the Depositary Shares, including any action with respect to the Preferred Stock underlying such Depositary Shares; (b) the applicable deposit agreement (the “Deposit Agreement”) will be duly authorized, executed and delivered by the Company and the depositary thereunder appointed by the Company; (c) the terms of such Depositary Shares and of their issuance and sale will be duly established in conformity with the Deposit Agreement; (d) such Depositary Shares will be authorized, offered and sold in accordance with the Deposit Agreement; (e) the Preferred Stock underlying such Depositary Shares will be duly issued and deposited with the depositary; (f) the receipts evidencing such Depositary Shares (“Receipts”) will be duly issued against the deposit of such Preferred Stock in accordance with the Deposit Agreement; (g) the Deposit Agreement and such Receipts will be governed by New York law and will not include any provision that is unenforceable; and (h) the Receipts will be duly executed, countersigned, registered and delivered in accordance with the provisions of the applicable Deposit Agreement approved by the Board upon payment of the consideration therefor provided for therein;

(xiii) in the case of Share Purchase Contracts, (a) the Board will have taken all necessary corporate action to establish the terms thereof and approve the purchase contract agreement relating thereto; (b) such Share Purchase Contracts and purchase contract agreement will have been duly executed and delivered by the Company and the other parties thereto; and (c) such Share Purchase Contracts and purchase contract agreement will be governed by New York law and will not include any provision that is unenforceable;

(xiv) in the case of Units, (a) the Board will have taken all necessary corporate action to establish the terms of such Units and the terms of the Securities such Units include; (b) the terms of the Units and the related Securities and their issuance and sale will have been duly established in conformity with the applicable contracts, agreements or indentures that are a component of the offered Units

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(including authorization of the issuance of any Securities to be issued pursuant to such Units); and (c) any agreement or other instrument establishing such Unit or defining the rights of holders of such Unit will be governed by New York law and will not contain any provision that is unenforceable; and

(xv) in the case of a series of Senior Debt Securities or Subordinated Debt Securities:

(a) an indenture substantially in the form of the Senior Indenture or the Subordinated Indenture, as the case may be, will have been duly executed and delivered by the Company, the Subsidiary Guarantors, if applicable, and the trustee thereunder;

(b) the Board will have taken all necessary corporate action to designate and establish the terms of such Debt Securities in accordance with the terms of the Indenture under which such Debt Securities will be issued, and such Debt Securities will be governed by the laws of the State of New York and will not include any provision that is unenforceable;

(c) the Board of Directors (or equivalent thereof) of each Subsidiary Guarantor, if applicable, will have taken all necessary action (corporate or other organizational) to authorize and establish the terms of the Subsidiary Guarantee included in such Senior Debt Securities or Subordinated Debt Securities, and to authorize the terms of the offering and sale of such Subsidiary Guarantee and related matters;

(d) the Indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended; and

(e) forms of Debt Securities complying with the terms of the Indenture under which such Debt Securities will be issued and evidencing such Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. The shares of Common Stock and Preferred Stock included in the Securities, when issued, will have been duly authorized by all necessary corporate action on the part of the Company and validly issued and will be fully paid and nonassessable.

2. The Debt Securities and any Subsidiary Guarantees included in the Securities, when issued, will constitute legal, valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors, respectively, in accordance with their terms, except as the enforceability thereof is subject to any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors’ rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and any implied covenants of good faith and fair dealing.

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3. The Warrants, Share Purchase Contracts and Units included in the Securities, when issued, will have been duly authorized by all necessary corporate action on the part of the Company and validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforceability thereof is subject to any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors’ rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and any implied covenants of good faith and fair dealing.

4. The Depositary Shares included in the Securities, when issued, will have been duly authorized by all necessary corporate action on the part of the Company and validly issued and the Receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the Deposit Agreement pursuant to which they are issued, except as the enforceability thereof is subject to any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors’ rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and any implied covenants of good faith and fair dealing.

The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the laws of the State of Texas, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and applicable federal law, each as currently in effect. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement and any related 462(b) Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.